Exhibit 99.1

Guardion Health Sciences Hires Alantra, LLC as its

Financial Advisor to Explore Strategic Alternatives

to Maximize Stockholder Value

Alantra, LLC is an experienced and successful

international healthcare investment banking firm

HOUSTON, March 6, 2023 (GLOBE NEWSWIRE) -- Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, has retained Alantra, LLC (“Alantra”) as its financial advisor to assist with the strategic review and transaction process.

Robert N. Weingarten, the Chairman of the Board of Directors of Guardion, stated, “We do not believe that the current market valuation of the Company accurately reflects the potential value of the Company and our clinical nutrition platform and brand. As fiduciaries on behalf our stockholders, the Guardion Board of Directors has been aggressively exploring a diverse range of strategic options over the past several months to enhance stockholder value. Our near-term objective is to identify and analyze strategic transactional opportunities, including a sale of the Company and/or its Viactiv® brand, that would be expected to deliver enhanced value to stockholders.  In this regard, we have engaged with Alantra, which has demonstrated a substantial record of experience and success in achieving significant results for clients in the Company’s industry, and we are looking forward to working with the Alantra team to achieve our objectives”.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “While we are pleased with the progress that we have made since we acquired the Viactiv® brand in June 2021, given current market conditions and realities, we recognize the need to consider other strategic measures, transactions or partnerships that will provide us with the means to better employ and leverage our existing resources and develop new commercial avenues to generate improved returns for our stockholders. We look forward to partnering with Alantra to help identify and actualize these possibilities”.

The Board of Directors has not set a timetable for the strategic review process, nor has it made any decisions related to any further actions or potential strategic alternatives at this time. There can be no assurances that this process will result in a transaction, or that if a transaction is completed, that it will ultimately enhance stockholder value. The Company does not intend to provide periodic updates until the Board of Directors determines that disclosure is appropriate and/or necessary under the circumstances.

About Alantra, LLC

Alantra is a global alternative asset management, investment banking, and credit portfolio advisory firm focusing on providing high value-added services to companies, families, and investors operating in the mid-market segment. Alantra has over 650 professionals across Europe, the US, Latin America, and Asia.

Alantra’s investment banking division provides independent advice on M&A, debt advisory, financial restructuring, and capital markets transactions, having advised on more than 650 deals for a total value of c.€88.5bn in the last four years. Alantra’s senior bankers and execution teams offer a global understanding of industry sectors combined with strong local relationships with the companies, investors, entrepreneurs, and financing institutions in each of its markets.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the Company’s exploration of strategic alternatives, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of possible acquisition targets, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com

Alantra, LLC Contact:

Michaela Zhang

484-680-1354

michaela.zhang@alantra.com

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